Exhibit 99.7

TERMINATION AND SETTLEMENT AGREEMENT

THIS TERMINATION AND SETTLEMENT AGREEMENT (the “Agreement”), entered into effective January 16, 2019, is by and between Desert Hawk Gold Corp., a Nevada corporation (“DH”), and H&H Metals Corp., a New York corporation (“H&H”).

RECITALS:

A.	On or about March 29, 2018, DH and H&H entered into an Agency Agreement dated March 29, 2018 (the “Agency Agreement”) whereby H&H agreed to act as exclusive agent for DH for the gold production from DH’s mining activities, for which DH agreed to pay H&H a fee based on the value of delivered minerals from the mining properties.

B.	DH has negotiated a funding source whereby it would pre-sell gold and silver mined from its properties for which it would receive funds and proposes to enter into a Pre-Paid Forward Gold Purchase Agreement with the third-party funding source (the “Pre-Paid Gold Agreement”).

C.	As a condition to the funding provided by the Pre-Paid Gold Agreement, DH is required to terminate the existing Agency Agreement.

D.	Each of DH and H&H is willing to terminate the Agency Agreement subject to the terms and compensation set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Agency Agreement. The Agency Agreement is hereby terminated as of the Effective Date. For the avoidance of doubt, the effect of this termination is that all rights of H&H to act as a commercial agent for DH for any production from DH’s mining claims and concessions and all obligations of DH to compensate H&H under the terms of the Agency Agreement shall be extinguished upon termination of the Agency Agreement.

2. Compensation for Early Termination. As consideration for the early termination of the Agency Agreement, DH shall pay to H&H the following compensation:

a. An amount of $600,000 and 250,000 shares of common stock (the “Shares”) of DH (the cash and Shares combined, the “Initial Settlement Amount”); and

b. An amount of $200,000 on or before 18 months following the Effective Date.

c. An amount of approximately $36,000 to repay an advance against the last shipment to the refinery, the exact amount to be set forth in an invoice from H&H.

3. Board Representation. On the Effective Date DH will appoint Phillip H. Holme (the “Nominee”), a party designed by H&H as a director of DH. As of the Effective Date H&H represents and warrants that the Nominee is not subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act of 1934, as amended, and is not a disqualified person under Rule 262 or under Rule 506(d) of Regulation D, each promulgated by the Securities and Exchange Commission (the “SEC”). If and when DH shall have a public offering of its common stock, DH shall grant to H&H the right to subscribe to purchase shares in the public offering on terms and conditions no less favorable to H&H than the terms and conditions applicable to shares made available to directors and officers of DH in connection with such public offering or upon the terms and conditions applicable to shares made available to the public in the public offering if shares have not been made available to directors and officers.

4. Effective Date. This Agreement shall be effective and binding upon the parties upon payment of the Initial Settlement Amount (the “Effective Date”).

5. Release by H&H. H&H hereby releases DH, its officers, employees, directors, agents and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of, in any way the Agency Agreement.

6. Release by DH. DH hereby releases H&H, its officers, employees, directors, agents and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of, in any way the Agency Agreement.

7. H&H Representations and Warranties. H&H hereby represents and warrants that the following statements are true and correct as of the date of this Agreement and as of the Effective Date:

a. Restricted Securities. H&H acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the SEC. Therefore, H&H will be required to retain the Shares for a period of at least six months and at the expiration of such period sales of the Shares may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if DH is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

b. Accredited Investor. H&H is an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

c. Non-distributive Intent. H&H covenants and warrants that the Shares are acquired for its own account and not with the present view towards the distribution thereof and it will not dispose of the Shares, in whole or in part, except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to DH, is exempt from registration under the Securities, and the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection, an appropriate legend will be placed upon each of the certificates representing the Shares and stop transfer instructions shall be placed with DH’s stock transfer agent.

d. Evidence of Compliance with Private Offering Exemption. H&H and its representatives involved in this transaction have such knowledge and experience in business and financial matters that they are capable of evaluating the risks of this Agreement and the transactions contemplated hereby, and that the financial capacity of H&H is of such proportion that the total cost of its commitment in the Shares would not be material when compared with its total financial capacity.

e. Information. H&H and its undersigned representative have been furnished (i) with all requested materials relating to the business, finances, and operations of DH; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by DH. Such person has been afforded the opportunity to ask questions of DH and its management and to receive answers concerning the terms and conditions of the stock issuance.

8. Miscellaneous Provision.

a. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to DH at:	1290 Holcomb Avenue
Reno, NV 89502
Attention: Rick Havenstrite, CEO
Email Address: rickh@odenv.com

With a copy (which will not constitute notice) to:	Ronald N. Vance, Esq.
Pearson Butler, PLLC
1802 W. South Jordan Parkway
Suite 200
South Jordan, UT 84095
Facsimile No. (801) 254-9427
Email Address: ron@pearsonbutler.com

If to H&H at:	509 Madison Avenue
Suite 1902
New York, NY 10022
Attention: Phillip H. Holme, Trading Officer
Email Address: pholme@hhmetals.com

With a copy (which will not constitute notice) to:	Roger N. Greene
70 Havoli Street
Wailuku, HI 96793
Email Address: rogernngreen@mac.com

b. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

c. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

d. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

e. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

f. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

g. Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

h. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial or other Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Arbitration shall be subject to the following terms and conditions:

(i) Venue. The place of arbitration shall be New York City, New York.

(ii) Appointment of Arbitrators. Within 15 days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within 10 days of their appointment. The arbitrators will be selected from a panel of persons having experience with and knowledge of the subject matter of the Agreement, and at least one of the arbitrators selected will be an attorney or a retired judge. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA.

(iii) Injunctive Relief. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy); provided that such interim or provisional relieve shall be sought solely by a federal or state court located in New York City, New York.

(iv) Costs and Fees. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.

(v) Reasoned Opinion. The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement setting forth the reasons for the disposition of any claim.

(vi) Right to Appeal. Within 30 days of receipt of any award (which shall not be binding if an appeal is taken), any party may notify the AAA of an intention to appeal to a second arbitral tribunal, constituted in the same manner as the initial tribunal. The appeal tribunal shall be entitled to adopt the initial award as its own, modify the initial award or substitute its own award for the initial award. The appeal tribunal shall not modify or replace the initial award except for manifest disregard of law or facts. The award of the appeal tribunal shall be final and binding, and judgment may be entered by a court having jurisdiction thereof.

(vii) Submission to Jurisdiction. Each party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order, or judgment. Any award, order, or judgment pursuant to arbitration is final and may be entered and enforced in any court of competent jurisdiction.

i. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

j. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

IN WITNESS WHEREOF, each of the parties hereto, thereunto duly authorized, has executed this Agreement the respective day and year set forth below.

Desert Hawk Gold Corp.

Date: January 16, 2019	By	/s/ Rick Havenstrite
Rick Havenstrite, CEO

H&H Metals Corp.

Date: January 16, 2019	By	/s/ Phillip H. Holme
Phillip H. Holme, Trading Officer